FOR IMMEDIATE RELEASE                                FOR FURTHER INFORMATION
April 16, 2008                                       Brendan J. McGill
                                                     Senior Vice President & CFO
                                                     215-256-8828

Harleysville Savings Financial Corporation Announces Declaration of Regular Cash Dividend and Second Quarter Earnings for Fiscal Year 2008

         Harleysville, PA., April 16, 2008 - Harleysville Savings Financial

         Corporation (NASDAQ:HARL) reported today that the Company's board of directors declared a regular quarterly cash dividend of $.17 per share on the Company's common stock. This is the 83rd consecutive quarter that the Company has paid a cash dividend to its stockholders. The cash dividend will be payable on May 21, 2008 to stockholders of record on May 7, 2008.

         Net income for the second quarter was $1,034,000 or $.28 per diluted share compared to $904,000 or $.23 per diluted share for the same quarter last year.

         Net income for the six months ended March 31, 2008 amounted to $1,835,000 or $.49 per diluted share compared to $1,661,000 or $.43 per diluted share for the same six-month period a year ago.

         Ron Geib, President and Chief Executive Officer of the Company, stated "While we recognize the national economic trends have weakened, we are grateful that we operate in a market area that continues to be stronger and better insulated from challenging economic conditions that are being experienced in other parts of the country.

         We have prepared the Company for difficult economic times by remaining true to our fundamental operating principles - maintaining prudent underwriting standards and investing in high credit quality assets, controlling our operating expenses, and practicing sound capital management strategies, while continuing to expand our business banking portfolio.

         Unlike the flat and inverted yield curve that we experienced for the two-year period ending the fall of last year, we currently have a favorable operating environment for our business model. To the extent that we are able to price the current yield curve into our liability sensitive balance sheet, we anticipate continued expansion of our net interest margin."

         The Company's assets totaled $811.9 million compared to $763.6 million a year ago. Stockholders' book value increased to $12.81 per share from $12.67 a year ago.

         Harleysville Savings Financial Corporation is the holding company for Harleysville Savings Bank. Established in 1915, Harleysville Savings Bank is a Pennsylvania chartered and federally insured savings bank. Headquartered in Harleysville, PA. Harleysville is located in central Montgomery County, which has the third largest population base and the second highest per capita income in the state of Pennsylvania.

         This presentation may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic; competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.


Harleysville Savings Financial Corporation
Selected Consolidated Financial Data as of March 31, 2008        Year-To-Date
(Dollars in thousands except per share data)              ---------------------------      --------------------------
((1) Unaudited)                                                Six Months Ended:               Three Months Ended:
                                                          ---------------------------      --------------------------
                                                             Mar 31,         Mar 31,         Mar 31,         Mar 31,
Selected Consolidated Earnings Data                         2008 (1)        2007 (1)        2008 (1)        2007 (1)
-----------------------------------                        ----------      ----------      ----------      ----------
Total interest income                                      $   21,223      $   19,731      $   10,722      $    9,899
Total interest expense                                         15,151          13,985           7,519           6,957
                                                           ----------      ----------      ----------      ----------

Net Interest Income                                             6,072           5,746           3,203           2,942
Provision for loan losses                                           5              --               5              --
                                                           ----------      ----------      ----------      ----------
Net Interest Income after Provision for Loan Losses             6,067           5,746           3,198           2,942
                                                           ----------      ----------      ----------      ----------

Gain on sale of investments                                         4             160               4             160
Other income                                                      962             778             463             386
Total non interest expenses                                     4,810           4,574           2,425           2,315
                                                           ----------      ----------      ----------      ----------

Income before income taxes                                      2,223           2,110           1,240           1,173
Income tax expense                                                388             449             206             269
                                                           ----------      ----------      ----------      ----------

Net Income                                                 $    1,835      $    1,661      $    1,034      $      904
                                                           ==========      ==========      ==========      ==========

Per Common Share Data
-----------------------------------
Basic earnings                                             $     0.49      $     0.43      $     0.28      $     0.23
Diluted earnings                                           $     0.49      $     0.43      $     0.28      $     0.23
Dividends                                                  $     0.34      $     0.34      $     0.17      $     0.17
Book value                                                 $    12.81      $    12.72      $    12.81      $    12.72
Shares outstanding                                          3,550,379       3,869,812       3,550,379       3,869,812
Average shares outstanding - basic                          3,726,061       3,859,201       3,730,759       3,864,189
Average shares outstanding - diluted                        3,743,211       3,892,782       3,746,480       3,891,445

                                                                  Year-To-Date
                                                           ---------------------------     --------------------------
                                                                Six Months Ended:              Three Months Ended:
                                                           ---------------------------     --------------------------
                                                             Mar 31,         Mar 31,         Mar 31,         Mar 31,
Other Selected Consolidated Data                            2008 (1)        2007 (1)        2008 (1)        2007 (1)
-----------------------------------                        ----------      ----------      ----------      ----------
Return on average assets                                         0.46%           0.44%           0.52%           0.48%
Return on average equity                                         7.83%           6.83%           8.84%           7.41%
Net interest income rate spread                                  1.32%           1.36%           1.39%           1.40%
Net yield on interest earning assets                             1.57%           1.59%           1.64%           1.64%
Operating expenses to average assets                             1.22%           1.21%           1.21%           1.23%
Efficiency ratio                                                68.49%          70.12%          66.16%          69.57%
Ratio of non-performing loans to total
assets at end of period                                          0.08%           0.03%           0.08%           0.03%
Loan loss reserve to total loans, net                            0.43%           0.49%           0.43%           0.49%

                                                           --------------------------      --------------------------
                                                             Mar 31,         Dec 31,        Sept 30,        June 30,
Selected Consolidated Financial Data                        2008 (1)        2007 (1)          2007          2007 (1)
------------------------------------                       ----------      ----------      ----------      ----------
Total assets                                               $  811,854      $  791,888      $  773,544      $  778,136
Consumer Loans receivable - net                               415,019         410,220         403,738         397,018
Commercial Loans                                               25,318          18,696          15,314          13,071
Loan loss reserve                                               1,925           1,924           1,933           1,943
Cash & investment securities                                  105,769         125,729         118,920         120,204
Mortgage-backed securities                                    223,579         195,735         193,660         202,379
FHLB stock                                                     14,096          13,999          14,140          14,017
Deposits                                                      450,516         440,500         424,035         433,074
Advances                                                      309,285         298,711         298,609         288,017
Total stockholders' equity                                     45,397          47,239          47,041          49,045